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                                                                     EXHIBIT 4.3





                              BANK OF IRELAND GROUP



                         LONG TERM INCENTIVE PLAN - 2004









      To be tabled for approval at the Annual General Court on 7 July 2004


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                                    CONTENTS

                                                                           Page

1.    DEFINITIONS AND INTERPRETATION.........................................1

2.    ELIGIBILITY............................................................2

3.    GRANT OF AWARDS........................................................2

4.    LIMITS.................................................................3

5.    ISSUE OR TRANSFER OF SHARES TO PARTICIPANTS; TERMINATION OF AWARDS.....4

6.    TAKE-OVER, RECONSTRUCTION AND WINDING - UP.............................6

7.    VARIATION OF CAPITAL...................................................7

8.    ALTERATIONS............................................................7

9.    MISCELLANEOUS..........................................................8

10.   Governing Law and Jurisdiction.........................................9

11.   termination of the plan................................................9

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1.       DEFINITIONS AND INTERPRETATION

     (1)  In this Plan, unless the context otherwise requires:

        "Accounting Period" means any period in respect of which the Bank prepares an annual report and financial statements;

        "Award" means a conditional right to receive Units of Stock granted pursuant to sub-rule (1) of Rule 3;

        "the Bank" means The Governor and Company of the Bank of Ireland;

        "Code of Conduct for Group Employees" means guidelines that specify the periods during which senior management of a Group Company may deal in Bank Stock;

        "Control" means control within the definition given by Section 432 of the Taxes Consolidation Act 1997;

        "the Court" means the Court of Directors of the Bank or a duly authorised committee thereof;

        "the Grant Date" means the date on which an Award was granted;

        "Group Company" means the Bank or any other company of which the Bank has Control;

        "the Group Remuneration Committee" means the group remuneration committee of the Court save that upon the occurrence of any of the corporate events described more fully in Rule 6, then the term means the Group Remuneration Committee of the Court as constituted immediately before such event occurs;

         "Internal Reorganisation" means an event contemplated by sub-rule (1) of Rule 6 the result of which is that the Bank will be under the Control of another company or the business of the Bank is carried on by another company and the persons who owned the shares in the Bank immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company;

        "Participant" means a person who holds an Award granted under the Plan;

        "the Performance Conditions" are the performance conditions in the Schedule to the Plan or such other conditions as may be specified by the Group Remuneration Committee under sub-rule (1) of Rule 3 provided that any material change shall only be made following discussion with the Irish Association of Investment Managers;

        "the Performance Period" unless the Group Remuneration Committee determines otherwise on the Grant Date means the three consecutive Accounting Periods of which the first is the Accounting Period in which the Grant Date falls (or such shorter period as may be specified in Rules 5 or 6);

        "the Plan" means the Bank of Ireland Group Long Term Incentive Plan - 2004 as herein set out but subject to any alterations or additions made under Rule 8;

        "the Trustee" means the trustee or trustees for the time being of any trust established for the benefit of all or most of the employees of the Bank and/or its subsidiaries;

        "Units of Stock" means a unit of Ordinary Stock in the capital of the Bank and "Units of Stock" and "Stock" and "Ordinary Stock" shall be construed accordingly.


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     (2)  Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

     (3) Where the context so permits, the singular shall include the plural and vice versa.

     (4) Headings and words in italics are for guidance only and do not form part of the Plan.

     (5)  The attached Schedule forms part of the Plan.

2.       ELIGIBILITY

     (1) Subject to sub-rule (2) of this Rule 2, a person is eligible to be granted an Award if (and only if) he or she is on the Grant Date an executive director, an officer or an employee of a Group Company and is required to devote the whole or substantially the whole of his or her working time to his or her office or employment with a Group Company.

     (2) A person is not eligible to be granted an Award if at the proposed Grant Date he or she is within three years of his or her anticipated retirement date or such shorter period (being not less than six months) as may be specified from time to time by the guidelines issued by the Irish Association of Investment Managers.

3.       GRANT OF AWARDS

     (1) Subject to sub-rule (3) of this Rule 3 and Rule 4, the Group Remuneration Committee may at its absolute discretion grant to any person who is eligible in accordance with Rule 2 an Award upon the terms set out in the Plan and subject to the Performance Conditions or such other objective conditions as the Group Remuneration Committee may specify on the Grant Date.

     (2) The Group Remuneration Committee may adopt such procedures as it thinks fit for granting Awards, whether by issuing invitations or without issuing invitations.

     (3)  An Award may only be granted:

          (a)  within the period of 6 weeks beginning with:

               (i) the date on which the Plan is adopted by the Bank at the Annual General Court; or

               (ii) the dealing day next following the date on which the Bank announces its results for any period; or

               (iii)the removal of any restriction imposed under statute, order or regulation (including any regulation, order or requirement imposed by any regulatory authority) which had previously prevented the grant of an Award under sub-paragraph (ii) above; or

          (b) at any other time when the circumstances are considered by the Group Remuneration Committee to be sufficiently exceptional to justify its grant; and

          (c) within the period of 10 years beginning with the date on which the Plan is adopted by the Bank.

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     (4)  An Award:

          (a) shall not, except on the death of a Participant, be capable of being transferred, assigned, charged or pledged by him or her and any purported transfer, assignment, charge or pledge shall cause the Award to lapse forthwith; and

          (b)  shall lapse forthwith if he or she is adjudged bankrupt.

     (5)  There shall be no monetary consideration for the grant of an Award.

     (6) No Award shall confer any beneficial interest in any Unit of Stock prior to the Participant (or his or her personal representatives) being registered as the holder of the Unit of Stock and for the avoidance of doubt, no Participant shall be entitled to any dividends paid or other distribution made, or to exercise or direct the exercise of any votes or any other rights in respect of any Units of Stock by reference to a record date before he or she or his or her nominee is registered as the holder of those Units of Stock.

     (7) The Bank shall issue to each Participant an Award Certificate which shall be in such form as the Group Remuneration Committee shall from time to time determine. The Award Certificate shall include details of:

          (a)  the Grant Date in relation to the Award;

          (b)  the number of Units of Stock subject to the Award; and

          (c) the Performance Conditions to be satisfied as a condition of the vesting of the Award.

4.       LIMITS

     (1) No person shall be granted an Award under the Plan which would, at the time it is granted, cause the aggregate market value of all the Units of Stock over which Awards have been made to him or her under the Plan in the same Accounting Period to exceed 100% of his or her salary, or in the case of the Group Chief Executive, 150% of his or her salary; and for the purpose of this sub-rule, a person's salary shall be taken to be his or her basic salary before tax (excluding bonuses and benefits in kind) expressed as an annual rate, payable to him or her at that time by the Group Company by which he or she is employed.

     (2) For the purposes of sub-rule (1) of this Rule 4, the market value of the Units of Stock over which an Award is made shall be taken to be an amount equal to the price of Units of Stock of the same class (as derived from the Official List of the Irish Stock Exchange or any successor to that Stock Exchange) on the Grant Date or, if higher, the average of the prices of Units of Stock of that class for the three dealing days preceding the Grant Date as derived from the Official List of the Irish Stock Exchange or any successor to that Stock Exchange.

     (3) No Awards shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of ten years ending with the date the awards are granted, under the Plan or under any other employees' stock scheme adopted by the Bank, to exceed such number as represents 10% of the Units of Stock of the Bank in issue at that time.

     (4) No Awards shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of ten years ending with the date the awards are granted, under the Plan or under any other executive stock scheme adopted by the Bank, to exceed such number as represents 5% of the Units of Stock of the Bank in issue at that time.

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     (5)  No Awards shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of five years ending with the date the awards are granted under this Plan or under any other employees' stock scheme adopted by the Bank, to exceed such number as represents 5% of the Units of Stock of the Bank in issue at that time.

     (6) No Awards shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of three years ending with the date the awards are granted, under this Plan or under any other employees' stock scheme adopted by the Bank, to exceed such number as represents 3% of the Units of Stock of the Bank in issue at that time.

     (7)  Where any Award or option relating to unissued Units of Stock:

          (a) lapses pursuant to sub-rule (4) of Rule 3 or pursuant to Rules 5 or 6, the Units of Stock concerned will be ignored when calculating the limits in sub-rules (3), (4), (5) and (6) of this Rule 4;

          (b) is disclaimed, the Units of Stock concerned will be included when calculating the limits in sub-rules (3), (4), (5) and (6) of this Rule 4.

     (8) Any treasury Stock transferred under the Plan shall be deemed to be newly issued Stock when calculating the limits in sub-rules (3), (4),
          (5) and (6) of this Rule 4.

     (9) Any Units of Stock in the Bank which have been issued or which may be issued to the Trustee to satisfy the exercise of any Award shall be included for the purposes of the limits set out in sub-rules (3), (4),
          (5) and (6) of this Rule 4.

5.       ISSUE OR TRANSFER OF SHARES TO PARTICIPANTS; TERMINATION OF AWARDS

     (1) Subject to sub-rules (2), (3), (5) and (6) of this Rule 5 and Rule 6, the Units of Stock subject to an Award shall be issued or transferred to a Participant or his or her nominee on or as soon as reasonably practicable after the third anniversary of the Grant Date, but only to the extent the Performance Conditions have been satisfied, and to the extent that the Performance Conditions are not satisfied by the last date on which they may be satisfied, an Award shall immediately lapse.

     (2) Subject to sub-rule (3) of this Rule 5, if any Participant ceases to be an executive director, an officer or an employee of a Group Company for any reason, including (without limitation) resignation, early retirement or dismissal, any Award held by him or her shall lapse upon the date of such cessation.

     (3) If any Participant ceases to be an executive director, an officer or an employee of a Group Company by reason of:

          (a)  death; or

          (b) injury, ill health or disability (each proved to the satisfaction of the Group Remuneration Committee); or

          (c) redundancy within the meaning of the Redundancy Payment Acts 1967 to 2003; or

          (d)  retirement on or after reaching contractual retirement age; or

          (e) his or her office or employment is in a company which ceases to be a Group Company, or relates to a business or part of a business which is transferred to a company, corporation or person other than a Group Company; or

          (f) any other reason the Group Remuneration Committee in its absolute discretion so permits,

          then the Units of Stock subject to an Award shall be issued or transferred to him or her, his or her nominee or his or her personal representatives as soon as reasonably practicable after he or she dies or ceases to be an executive director, officer or employee of a Group Company, subject to the following proviso. Unless the Group Remuneration Committee decides otherwise in exceptional circumstances:

                  (i) the maximum number of Units of Stock subject to an Award which may be issued or transferred shall be (rounded up to the nearest whole Unit of Stock):

                       A x  B
                            -

                            N

                       where    A      =    the number of Units of Stock
                                            subject to an Award, after taking
                                            account of paragraph (ii) below,

                                B      =    the number of complete months
                                            which have elapsed at the date of
                                            death or cessation of office or
                                            employment for a reason specified in
                                            sub-rule (3)(a)-(f) of this Rule 5
                                            since the Grant Date, and

                                N      =    36, and

                    (ii) Units of Stock subject to an Award may only be issued or transferred to the extent the Performance Conditions have been satisfied (but measured over such period as the Group Remuneration Committee may decide).

     (4) A Participant shall not be treated for the purposes of sub-rules (2) and (3) of this Rule 5 as ceasing to be an executive director, an officer or an employee of a Group Company until such date as he or she is no longer an executive director, an officer or an employee of any Group Company.

     (5)  No Units of Stock shall be issued or transferred unless:

          (a) the Group Remuneration Committee considers that the issue or transfer of the Units of Stock would be lawful in the relevant jurisdiction; and

          (b) if the Court so requires, the Participant has entered into such joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom with the relevant Group Member as required by the Court or such other form of tax election as required by the Court to achieve similar effect and in a case where a Group Company and/or the Trustee is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the issue or transfer of Units of Stock pursuant to an Award and/or for any social security contributions or similar contributions payable or assessable in respect of the Award (together, the "Tax Liability"), that person has either:

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               (i)  made a payment to a Group Company and/or the Trustee of an amount at least equal to the Bank's estimate of the Tax Liability; or

               (ii) entered into arrangements acceptable to that or another
                    Group Company and/or the Trustee to secure that such a payment is made (whether by authorising the sale of some or all of the Units of Stock on his or her behalf and the payment to the relevant person of the relevant amount out of the proceeds of sale or otherwise).

     (6) The issue or transfer of any Units of Stock under the Plan pursuant to an Award shall be effected in the form and manner prescribed by the Group Remuneration Committee and shall be subject to the provisions of the Code of Conduct for Group Employees, or any replacement guidelines, in relation to transactions in securities by directors and relevant employees or any other regulation or enactment. Where the issue or transfer of Units of Stock pursuant to an Award is prohibited at any time, such issue or transfer shall instead take place as soon as reasonably practicable after it is no longer prohibited.

     (7) All Units of Stock allotted under the Plan shall rank pari passu in all respects with the Units of Stock of the same class for the time being in issue save as regards any rights attaching to such Units of Stock by reference to a record date prior to the date of the allotment.

     (8) If Units of Stock of the same class as those allotted under the Plan are listed in The Irish Stock Exchange Official List or The London Stock Exchange Official List (or any successor to these exchanges), the Bank shall apply to the Irish Stock Exchange or the London Stock Exchange (or any successor to these exchanges) for any Units of Stock so allotted to be admitted to the appropriate list.

6.       TAKE-OVER, RECONSTRUCTION AND WINDING - UP

     (1)  Subject to sub-rule (3) of this Rule 6, if:

        (a) any person obtains Control of the Bank as a result of making a general offer to acquire Units of Stock, or having obtained Control makes such an offer; or

        (b) any proposal for the reorganisation of the capital of the Bank or for the reconstruction or amalgamation of the Bank involving a material change in the nature of the Stock comprised in any Award becomes unconditional (and for the purposes of this sub-rule) the determination of the Court of a material change in the nature of Stock in any particular case shall be final and conclusive; or

        (c)       an order is made for the compulsory winding up of the Bank;

                  then the Units of Stock subject to an Award shall be issued or transferred to a Participant or his or her nominee as soon as reasonably practicable after the first to occur of these events, subject to the following proviso. Unless the Group Remuneration Committee decides otherwise in exceptional circumstances:

                  (i) the maximum number of Units of Stock subject to an Award which may be issued or transferred shall be (rounded up to the nearest whole Unit of Stock):

                           A x  B
                                -

                                N

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

                  where A            =       the  number of Units of Stock
                                             subject to an Award, after taking
                                             account of paragraph (ii) below,

                               B     =       the number of complete months
                                             which have elapsed at the date of
                                             the first to occur of the events
                                             specified in sub-rule (1) above
                                             since the Grant Date, and

                              N      =        36, and

                  (ii) Units of Stock subject to an Award may only be issued or transferred to the extent the Performance Conditions have been satisfied (but measured up to the first to occur of the events specified in this sub-rule).

     (2) For the purposes of sub-rule (1) of this Rule 6, a person shall be deemed to have obtained Control of the Bank if he or she and others acting in concert with him or her have together obtained Control of it.

     (3) Upon the occurrence of an Internal Reorganisation, an Award shall not vest (unless the Group Remuneration Committee, in its discretion, determines otherwise) but shall instead be replaced by a new award over shares in the company which Controls the Bank or which carries on the business of the Bank (as the case may be) that have an equivalent market value as the Stock to which the Award relates immediately prior to the Internal Reorganisation (such market values to be determined by the Group Remuneration Committee) and the Rules shall continue to apply to the new award mutatis mutandis to take account of this alteration as the Group Remuneration Committee shall reasonably determine.

7.       VARIATION OF CAPITAL

     (1) In the event of any variation in the capital structure of the Bank, including a capitalisation issue, a rights issue, a sub-division or consolidation of Stock, or a reduction in capital, a demerger, a payment of a capital dividend, or other similar event, the Group Remuneration Committee may make such adjustments to the number of Units of Stock in respect of which any Award is subject as it considers appropriate.

     (2) As soon as reasonably practicable after making any adjustment under sub-rule (1) of this Rule 7, the Group Remuneration Committee shall give notice in writing to any Participant affected by it.

8.       ALTERATIONS

     (1) Subject to sub-rules (2), (4) and (5) of this Rule 8, the Group Remuneration Committee may at any time alter the Plan, or the Performance Conditions, or the terms of any Award granted under it.

     (2) Subject to sub-rule (3) of this Rule 8, no alteration to the advantage of the persons to whom Awards have been or may be granted may be made under sub-rule (1) of this Rule 8, to Rule 2 (the eligibility of Participants), sub-rule (1) of Rule 3 (mandatory performance conditions), sub-rule (4) of Rule 3 (the non-assignability of Awards), Rule 4 (the limits on individual participation and the number of Units of Stock which may be issued under the Plan), Rules 5 and 6 (the terms of exercise and the rights attaching to the Units of Stock acquired), Rule 7 (adjustment of Awards on a variation of capital), or this Rule, without the prior approval by resolution of the members of the Bank in general meeting.

     (3)  Sub-rule (2) of this Rule 8 shall not apply to:


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          (a)  any alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Company; or

          (b) any alteration solely relating to the Performance Conditions, subject to sub-rule (5) of this rule 8.

     (4) No alteration to the disadvantage of any Participant in respect of any Award granted to him or her shall be made under sub-rule (1) of this Rule 8 unless:

          (a) the Group Remuneration Committee shall have invited every relevant Participant to give an indication as to whether or not he or she approved the alteration, and

          (b) the alteration is approved by a majority of those Participants who have given such an indication.

     (5) No alteration which solely relates to the Performance Conditions shall be made unless:

          (a) an event has occurred which has caused the Group Remuneration Committee, following discussion with the Irish Association of Investment Managers, reasonably to consider that the Performance Conditions would not, without the alteration, achieve their original purpose; and

          (b) the altered Performance Conditions are in the view of the Group Remuneration Committee no more difficult to satisfy than the original Performance Conditions were intended to be when granted; and

          (c) the Group Remuneration Committee shall act fairly and reasonably in making the alteration.

     (6) As soon as reasonably practicable after making any alteration under this Rule 8, the Group Remuneration Committee shall give notice in writing to any Participant affected by it.

9.       MISCELLANEOUS

     (1) The rights and obligations of any individual under the terms of his or her office or employment with any Group Company shall not be affected by his or her participation in the Plan or any right which he or she may have to participate in it.

     (2) If a Participant shall cease for any reason to be in the office or employment of a Group Company, he or she shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any sum or any benefit to compensate him or her for the loss of any right or benefit accrued or in prospect under the Plan.

     (3) In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to this Plan, the decision of the Group Remuneration Committee ratified by the Court shall be final and binding upon all persons.

     (4) Any notice or other communication under or in connection with this Plan may be given by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his or her last known address, or, where he or she is a director, officer or an employee of a Group Company, either to his or her last known address, or to the address of the place of business at which he or she performs the whole or substantially the whole of the duties of his or her office of employment or in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.

     (5) No benefit received by a Participant under the Plan shall be pensionable.

     (6) All cost, charges and expenses (including any capital or stamp duties) incurred in introducing and administering the Plan shall be borne by the Group Companies as determined by the Group Remuneration Committee.

     (7) Any stamp duty chargeable on the instruments of transfer entered into pursuant to each Award shall be borne by the relevant Group Company in respect of Participants employed by it.

     (8) A Participating Company may provide money to the Trustee or to any other person to enable that person to acquire Stock to be held for the purposes of the Plan, or enter into any guarantee or indemnity for these purposes, to the extent permitted by law.

10.  Governing Law and Jurisdiction

     (1) This Plan and all Awards granted under it shall be governed and construed in accordance with Irish law and the Courts of Ireland shall have exclusive jurisdiction to hear any dispute.

11.  Termination of the Plan

     (1) The Plan shall terminate on the tenth anniversary of the date on which it is approved by the stockholders of the Bank in general court or at any earlier time by the passing of a resolution by the Court. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.


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


                                    SCHEDULE

                             PERFORMANCE CONDITIONS

1. Except where specified otherwise in Rules 5 and 6 of the Plan, Units of Stock subject to an Award may only be issued or transferred to a Participant to the extent the conditions set out in paragraphs 3 and 4 below are satisfied.

2.   For the purposes of this Schedule:

          (i) the "Comparator Companies" are Abbey National, Alliance & Leicester, Allied Irish Bank, Anglo Irish Bank, Banco Popular Espanol, Barclays, Bradford & Bingley, BNP Paribas, Den Danske Bank, HBOS, Irish Life & Permanent, KBC, Lloyds TSB Group, Northern Rock, Royal Bank of Scotland Group, Svenska Handelsbanken and Unicredito Italiano;

          (ii) words and expressions used in this Schedule have the same meanings as they have in Rule 1 of the Plan.

3.         (i) The total shareholder return of the Bank and each of the
               Comparator Companies specified in paragraph 2(i) of this schedule over the relevant Performance Period shall be computed, using data provided by Bloomberg, by comparing their average total shareholder return over the period of three months preceding the beginning of the relevant Performance Period with their average total shareholder return over the period of three months preceding the end of the relevant Performance Period, provided that where Bloomberg is unable to provide the necessary information, the Group Remuneration Committee may rely upon such other sources of information as it considers appropriate.

          (ii) The Comparator Companies shall be ranked by the resulting total shareholder return figures, with the company with the highest figure having the highest ranking.

         (iii) The percentage of the Units of Stock subject to an Award which may be issued or transferred pursuant to this condition depends upon the Bank's total shareholder return relative to the Comparator Companies, as follows:




                            --------------------------------------- ---------------------------------------------
                             The Bank's total shareholder return      % of Units of Stock subject to an Award
                                 performance relative to the             which may be issued or transferred
                                     Comparator Companies

                            --------------------------------------- ---------------------------------------------
                             Equal to or better than the company                        100%
                                        ranked second

                            --------------------------------------- ---------------------------------------------
                                Between the company ranked             Greater than 35% and less than 100% (Pro
                                 median and the company ranked          rata based on the Bank's performance
                                        second                          relative to the Comparator Companies

                            --------------------------------------- ---------------------------------------------
                                     Equal to the median                                35%

                            --------------------------------------- ---------------------------------------------
                                         Below median                                   Nil
                            --------------------------------------- ---------------------------------------------


                    Where awards exceed one times salary, the maximum level of vesting at TSR median will be 35% of a participant's salary at the date of grant with straight-line vesting from that point.

4. Notwithstanding the provisions of paragraph (3) of this schedule, but subject to Rules 5 and 6 of the Plan, no Units of Stock subject to an Award may be issued or transferred in respect of a Performance Period unless the Bank's annual return on equity over that Performance Period is an average of at least 20% per annum.

5. Subject to sub-rule (5) of Rule 8 of the Plan, the Group Remuneration Committee may make such adjustments to the conditions in this Schedule as it considers appropriate to take account of:

     (a)  any increase or variation in the share capital of the Bank;

     (b)  any change to the calculation of total shareholder return;

     (c)  any change to the Accounting Standards adopted by the Bank;

     (d)  the occurrence of an event specified in Rules 5 and 6 of the Plan;

     (e) a takeover, merger, reconstruction, or winding up of any of the Comparator Companies; or

     (f) any other factors which are in the opinion of the Group Remuneration Committee relevant.


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